UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 27, 2007

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 3 — Securities Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On December 27, 2007, the holders of 3,210,042 of our Series B Contingent Convertible Preferred Shares, who had previously been qualified as accredited investors, converted those shares into 802,510,500 shares of our restricted common stock.

On December 27, 2007 we issued 5 million shares of our restricted common stock to Sabrina Martinez, an accredited investor and our Director of Investor and Public Relations, as part of a severance package in gratitude for her loyal and committed service to our Company over the course of the past 11 years.

As a result of the conversions from our Series B Contingent Convertible Preferred Shares, and the issuance of shares to our employee as indicated above, as of December 27, 2007 our total number of common shares outstanding was: 1,602,510,490.

The following sets forth the information required by Item 701 in connection with these transactions:

(a)        The creation of our Series B Contingent Convertible Proffered Shares was authorized by our Board of Directors on December 29, 2006 and disclosed in Current Reports filed on Forms 8-K and 8-K/A on January 8, 2007 and January 19, 2007 respectively. Those same Current Reports reported on sales of Series B preferred shares, as did Current Reports on Form 8-K filed on February 14, 2007 and July 5, 2007.

(b)         There was no placement agent or underwriter for any of these transactions.

(c)        The total offering price was $3,210,042 for the Series B preferred shares and $50,000 for the severance package given to our employee.  No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933 (the “Securities Act”) for the conversion of the Series B shares and on Sections 4(2) and 4(6) under the Securities Act for the issuance of shares to our employee.

We did not engage in any public advertising or general solicitation in connection with any of these transactions. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that these accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)       Our restricted common stock is not convertible or exchangeable.  We have no registration obligation with respect to the shares of restricted common stock issued.

(f)        We did not receive any proceeds as a result of the conversion of the Series B preferred shares or the issuance of restricted common stock to our employee.

Item 3.03 Material Modification to Rights of Security Holders

        As a result of the conversion of the Series B preferred shares, there are significantly fewer outstanding shares of capital stock with a liquidation preference or other preferences senior to our shares of outstanding common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of December, 2007.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer